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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Kinder Morgan Energy Partners, L.P. of our report dated January 30, 1998 appearing on page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

/s/ Price Waterhouse LLP

Los Angeles, California
June 3, 1998